As filed with the Securities and Exchange Commission on February 21, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 _________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation or organization)

94-3288780
(IRS Employer Identification No.)

4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of Principal Executive Offices) (Zip Code)
_________________

2011 Equity Incentive Award Plan
Employee Stock Purchase Plan
(Full title of the plan)
_________________
Brian Brown
Executive Vice President & General Counsel
Ellie Mae, Inc.
4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Name and address of agent for service)

(925) 227-7000
(Telephone number, including area code, of agent for service)

Copies to: Andrew D. Thorpe Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 (415) 773-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☒ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 Par Value	336,856(2)	$94.66(4)	$31,886,788.96	$3,695.68
Common Stock, $0.0001 Par Value	1,684,282(3)	$94.66(4)	$159,434,134.12	$18,478.42

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Employee Stock Purchase Plan (the “ESPP”) or the 2011 Equity Incentive Award Plan (the “2011 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transactions.

(2)	Represents 336,856 additional shares of common stock reserved for future issuance under the ESPP.

(3)	Represents 1,684,282 additional shares of common stock reserved for future issuance under the 2011 Plan.

(4) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act, based upon the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on February 15, 2017.

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of registering an additional (i) 336,856 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s Employee Stock Purchase Plan and (ii) 1,684,282 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2011 Equity Incentive Award Plan, which are the same class as those securities previously registered on effective Forms S-8 filed with the Securities and Exchange Commission on February 25, 2016 (333-209720), February 10, 2015 (File No. 333-201998), February 7, 2014 (File No. 333-193831), January 25, 2013 (File No. 333-186213) and February 2, 2012 (File No. 333-179318), and the contents of those Registration Statements, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Exhibits

See Index to Exhibits at the end of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 21st day of February, 2017.

ELLIE MAE, INC. By: /s/Jonathan H. Corr Name: Jonathan H. Corr Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Jonathan H. Corr and Edgar A. Luce, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/JONATHAN H. CORR Jonathan Corr	Chief Executive Officer and Director (principal executive officer)	February 21, 2017
/s/EDGAR A. LUCE Edgar A. Luce	Chief Financial Officer (principal financial and accounting officer)	February 21, 2017
/s/SIGMUND ANDERMAN Sigmund Anderman	Executive Chairman and Director	February 21, 2017
/s/KAREN BLASING Karen Blasing	Director	February 21, 2017
/s/CARL BUCCELLATO Carl Buccellato	Director	February 21, 2017
/s/ CRAIG DAVIS Craig Davis	Director	February 21, 2017
/s/A. BARR DOLAN A. Barr Dolan	Director	February 21, 2017
/s/ROBERT J. LEVIN Robert J. Levin	Director	February 21, 2017
/s/MARINA LEVINSON Marina Levinson	Director	February 21, 2017
/s/FRANK SCHULTZ Frank Schultz	Director	February 21, 2017
/s/JEB SPENCER Jeb Spencer	Director	February 21, 2017
/s/RAJAT TANEJA Rajat Taneja	Director	February 21, 2017

EXHIBIT INDEX

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Description of Exhibit

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Power of attorney (included in the signature page to this Registration Statement).